Exhibit 4.1

[EXECUTION COPY]

THIRD AMENDMENT TO CREDIT AGREEMENT and
FIRST AMENDMENT TO PARENT GUARANTY AND PLEDGE AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT and FIRST AMENDMENT TO PARENT GUARANTY AND PLEDGE AGREEMENT, dated as of October 22, 2004 (this “Amendment”), is made by REDDY ICE GROUP, INC., a Texas corporation (the “Borrower”), REDDY ICE HOLDINGS, INC., a Delaware corporation (“Parent”), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch (“CSFB”), as the Administrative Agent, CANADIAN IMPERIAL BANK OF COMMERCE and BEAR STEARNS CORPORATE LENDING INC., as the Co-Syndication Agents, and certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Co-Syndication Agents, and CIBC World Markets Corp., CSFB and Bear, Stearns & Co. Inc., as the Lead Arrangers and Joint-Book-Runners, are all parties to the Credit Agreement, dated as of August 15, 2003 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Parent and the Administrative Agent are parties to the Parent Guaranty and Pledge Agreement, dated as of August 15, 2003 (as amended or otherwise modified prior to the date hereof, the “Existing Parent Guaranty and Pledge Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Parent Guaranty and Pledge Agreement”);

WHEREAS, the Borrower and Parent have requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Existing Parent Guaranty and Pledge Agreement; and

WHEREAS, the Lenders party hereto are willing to amend the Existing Credit Agreement and the Existing Parent Guaranty and Pledge Agreement as set forth below on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.  Certain Definitions.  The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article IV.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“CSFB” is defined in the preamble.

“Existing Credit Agreement” is defined in the first recital.

“Existing Parent Guaranty and Pledge Agreement” is defined in the second recital.

“Parent” is defined in the preamble.

“Parent Guaranty and Pledge Agreement” is defined in the second recital.

“Parent Debt” is defined in Section 3.1.1.

“Parent Debt Documents” is defined in Section 3.1.1.

“Parent Note Indenture” is defined in Section 3.1.1.

“Parent Notes” is defined in Section 3.1.1.

SECTION 1.2.  Other Definitions.  Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II.  Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1.  Amendments to Article I.  Article I of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.1.1.  Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Existing Preferred Stock” means Parent’s 12% cumulative redeemable Series A preferred stock.

“Third Amendment” means the Third Amendment to Credit Agreement and the First Amendment to Parent Guaranty and Pledge Agreement, dated as of October 22, 2004, among the Borrower, Parent, the Administrative Agent, the Co-Syndication Agents and the Lenders party thereto.

“Third Amendment Effective Date” means the Amendment Effective Date (as defined in the Third Amendment).

“Third Amendment Fee Letter” means the confidential letter, dated the Third Amendment Effective Date, from CIBC to the Borrower.

“Third Amendment Restricted Payment” means a Restricted Payment made by the Borrower to Parent in an amount not to exceed $30,000,000.

“Transaction Payment” means the special transaction payments paid to certain members of management and certain directors after the Third Amendment Effective Date in an amount not to exceed $1,300,000.

SECTION 2.1.2.  The definition of “Change in Control” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the words “initially held by the Permitted Holders on the Closing Date” with the words “held by the Permitted Holders on the Third Amendment Effective Date (after giving effect to the redemption of the Existing Preferred Stock)” appearing in clause (a)(i) and clause (b)(i)(A) thereof.

SECTION 2.1.3.  The definition of “EBITDA” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the word “and” at the end of clause (v) thereof and replacing it with “,”, deleting the “.” at the end of clause (vi) thereof and replacing it with the word “and” and inserting a new clause (vii) to read as follows:

(vii)  for the four Fiscal Quarters ending after the Third Amendment Effective Date, an amount equal to the sum of (x) the amount of the Transaction Payment plus (y) an amount not to exceed $4,000,000 for other expenses incurred in connection with the transactions contemplated by the Third Amendment (including the issuance of the Parent Notes).

SECTION 2.2.  The definition of “Fee Letters” is hereby amended and restated in its entirety as follows

“Fee Letters” means (a) the confidential letter, dated May 12, 2003, from CSFB, CIBC, BSCL, CIBC World Markets and Bear Stearns to Parent and Merger Sub, (b) the

confidential letter, dated the Closing Date, from CSFB to the Borrower, (c) the First Amendment Fee Letter and (d) the Third Amendment Fee Letter.

SECTION 2.3.  Amendment to Articles III.  The first sentence of clause (h) of Section 3.1.1 of the Existing Credit Agreement is hereby amended by deleting the “.” at the end of such sentence and replacing it with “; provided, further that the amount of the mandatory prepayment owed for the 2004 Fiscal Year, if any, pursuant to this clause shall equal the amount calculated as set forth above less the sum of the amount of the Third Amendment Restricted Payment and the Transaction Payment.”.

SECTION 2.4.  Amendments to Articles VII.  Article VII of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.4.1.  Section 7.2.6 of the Existing Credit Agreement is hereby amended by deleting the “and” at the end of clause (e) thereof, replacing the “.” at the end of clause (f) thereof with “; and” and inserting a new clause (g) at the end of such Section to read as follows:

(g)  so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower may make the Third Amendment Restricted Payment so long as the proceeds thereof are used, together with the proceeds of the Parent Notes to redeem all of the outstanding Existing Preferred Stock, pay fees and expenses incurred in connection with the issuance of the Parent Notes, pay a dividend to the holders of the common stock of Parent.

SECTION 2.4.2.  Section 7.2.10 of the Existing Credit Agreement is hereby amended by deleting the “and” at the end of clause (c) thereof, replacing the “.” at the end of clause (d) thereof with a “; and” and inserting a new clause (e) at the end of such Section to read as follows:

(e)  notwithstanding anything else set forth in any Loan Document (and waiving the requirement for prior written notice set forth in Section 4.2 of the Borrower Pledge and Security Agreement), so long as no Default has occurred and is continuing, the Borrower may, on or after the Third Amendment Effective Date, merge with and into another Subsidiary of Parent or the Borrower so long as after giving effect thereto the Administrative Agent shall have a perfected pledge of 100% of the Capital Securities of the surviving Person and prior thereto the Borrower shall have delivered such documentation as shall be reasonably necessary in the opinion of the Administrative Agent to maintain the security interest of the Secured Parties in the assets of the Borrower to the same extent as before giving effect thereto.

ARTICLE III

AMENDMENTS TO EXISTING
PARENT GUARANTY AND PLEDGE AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Parent Guaranty and Pledge Agreement referred to below are hereby amended in accordance with this Article III.  Except as expressly so amended, the Existing

Parent Guaranty and Pledge Agreement shall continue in full force and effect in accordance with its terms.

SECTION 3.1.  Amendment to Article I.  Article I of the Existing Parent Guaranty and Pledge Agreement is hereby amended as follows:

SECTION 3.1.1.  Section 1.1 of the Existing Parent Guaranty and Pledge Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Parent Debt” means the Indebtedness evidenced by the Parent Notes.

“Parent Debt Documents” means, collectively, the Parent Note Indenture, the Registration Rights Agreement (as defined in the Parent Note Indenture) and each of the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments (including the Parent Notes) evidencing the terms of the Parent Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 5.10.

“Parent Note Indenture” means the Indenture, dated as of the Third Amendment Effective Date, among the Guarantor and U.S. Bank National Association, as trustee, as in effect on the Third Amendment Effective Date and, thereafter, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 5.10.

“Parent Notes” means the Guarantor’s senior discount notes due 2012, issued for gross cash proceeds of up to $100,200,000, as in effect on the Third Amendment Effective Date and, thereafter, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 5.10 and any registered exchange notes issued in exchange therefor.

SECTION 3.2.  Amendments to Article IV.  Article IV of the Existing Parent Guaranty and Pledge Agreement is hereby amended by inserting a new Section 4.10 at the end of such Article to read as follows:

SECTION 4.10  Issuance of Parent Notes.  The Guarantor has the power and authority to incur the Parent Debt as provided for under the Parent Debt Documents applicable thereto and has duly authorized, executed and delivered the Parent Debt Documents applicable to such Parent Debt.  On the Third Amendment Effective Date, the Guarantor has issued the Parent Debt under the applicable Parent Debt Documents, and such Parent Debt Documents constitute, assuming the due authorization, execution and delivery by the other parties thereto, the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3.3.  Amendments to Articles V.  Article V of the Existing Parent Guaranty and Pledge Agreement is hereby amended as follows:

SECTION 3.3.1.  Clause (b)(v) of Section 5.10 of the Existing Parent Guaranty and Pledge Agreement is hereby amended and restated in its entirety as follows:

(v)  incur any Indebtedness or otherwise become or be liable in respect of any Indebtedness other than in respect of (A) the Obligations, (B) the guarantees of the Subordinated Notes (or any refinancing thereof) and (C) so long as no Default has occurred and is continuing prior to the issuance thereof, unsecured Indebtedness of the Guarantor evidenced by the Parent Notes incurred pursuant to the terms of the Parent Debt Documents resulting in gross proceeds of up to $100,200,000 so long as the proceeds thereof, together with the proceeds of the Third Amendment Restricted Payment, are used to redeem all of the outstanding Existing Preferred Stock, pay fees and expenses incurred in connection with the issuance of the Parent Notes, pay a dividend to the holders of the common stock of Parent.

SECTION 3.3.2.  Clause (b) of Section 5.10 of the Existing Parent Guaranty and Pledge Agreement is hereby further amended by deleting the word “or” at the end of clause (v) thereof, replacing the “.” at the end of clause (vi) thereof with a “;” and inserting new clauses (vii) and (viii) at the end of such Section to read as follows:

(vii)  and will not permit any of its Subsidiaries to (A) make any payment or prepayment of principal of, or premium or interest on, the Parent Notes other than the scheduled date for payment of interest set forth in the applicable Parent Debt Documents, (B) redeem, retire, purchase, defease or otherwise acquire the Parent Notes or (C) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes; provided that this clause (vii) shall not prohibit the prepayment of the Parent Notes with the proceeds of any issuance of Capital Securities of Parent not required to be used to prepay the Loans pursuant to clause (e) of Section 3.1.1 of the Credit Agreement; or

(viii)  consent to any amendment, supplement, waiver or other modification of the terms or provisions contained in the Parent Debt Documents, other than any amendment, supplement, waiver or modification of the Parent Debt Documents which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Parent Debt, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Parent Debt or (iii) makes the covenants, events of default or remedies in such Parent Debt Documents less restrictive on the Guarantor.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

This Amendment and the amendments contained herein shall become effective on the date (the “Amendment Effective Date”) when each of the conditions set forth in this Article IV shall have been fulfilled to the satisfaction of the Administrative Agent.

SECTION 4.1.  Counterparts.  The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower, Parent, the Administrative Agent, the Co-Syndication Agents and the Required Lenders.

SECTION 4.2.  Affirmation and Consent.  The Administrative Agent shall have received a duly executed copy of an Affirmation and Consent, dated as of the Amendment Effective Date, in form and substance satisfactory to the Lead Arrangers, duly executed and delivered by each of the Obligors (other than the Borrower and Parent).

SECTION 4.3.  Issuance of Parent Notes, Parent Debt Documents.  Substantially contemporaneously with the effectiveness of this Amendment, Parent shall have issued the Parent Notes on terms and conditions reasonably satisfactory to the Lead Arrangers.  The Lead Arrangers shall be reasonably satisfied with the terms and conditions of all documentation related to the Parent Debt, including the Parent Notes and the Parent Notes Indenture.

SECTION 4.4.  Closing Fees, Expenses, etc.  The Administrative Agent shall have received for its own account, or for the account of each Lead Arranger, as the case may be, all fees, costs and expenses due and payable pursuant to Section 3.3.2 or Section 10.3 of the Credit Agreement.

SECTION 4.5.  Amendment Fee.  The Administrative Agent shall have received for the account of each Lender (that has delivered its signature page in a manner and before the time set forth below), an amendment fee in an amount equal to 0.10% of the sum of (i) the outstanding principal amount of Loans owing to such Lender on the Amendment Effective Date plus (ii) such Lender’s Revolving Loan Percentage of the unused portion of the Revolving Loan Commitment Amount (excluding outstanding Swing Line Loans and Letter of Credit Outstandings) on the Amendment Effective Date, but payable only to each such Lender that has delivered (including by way of facsimile) its executed signature page to this Amendment to the attention of Mariana Baquero at Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019, facsimile number: 212-262-1910, at or prior to 5:00 p.m. (New York time) on October 22, 2004.

SECTION 4.6.  Satisfactory Legal Form.  The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel.  All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE V
MISCELLANEOUS

SECTION 5.1.  Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 5.2.  Loan Document Pursuant to Existing Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 5.3.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.4.  Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 5.6.  Full Force and Effect; Limited Amendment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement, the Existing Parent Guaranty and Pledge Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, the Existing Parent Guaranty and Pledge Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement, the Existing Parent Guaranty and Pledge Agreement or any of the Loan Documents.

SECTION 5.7.  Representations and Warranties.  In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders, on the Amendment Effective Date, after giving effect to this Amendment, that all statements set forth in Section 5.2.1 of the Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

REDDY ICE GROUP, INC.

By:	/s/ Steven J. Janusek
Steven J. Janusek, Chief Financial Officer

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
Steven J. Janusek, Chief Financial Officer

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent and as a Lender

By:	/s/ James P. Moran
James P. Moran, Director

By:	/s/ Denise L. Alvarez
Denise L. Alvarez, Associate

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Co-Syndication Agent and as a Lender

By:	/s/ George Knight
George Knight, Managing Director

BEAR STEARNS CORPORATE LENDING INC.,
as a Co-Syndication Agent and as a Lender

By:	/s/ Victor Bulzacchelli
Victor Bulzacchelli

[INSERT NAME OF LENDER]*

By:
Name:
Title:

* The following Lenders have executed this Third Amendment to Credit Agreement and First Amendment to Parent Guarantee and Pledge Agreement:

Access Institutional Loan Fund

AIB Debt Management Ltd

AMMC CDO II, Limited

Ares V CLO Ltd

Ares VI CLO Ltd

Ares VII CLO Ltd

Ares VIII CLO Ltd

Ballyrock CDO I Limited

Ballyrock CLO II Limited

Big Sky Senior Loan Fund, Ltd

Black Diamond CLO 1998-1

Bryn Mawr CLO Ltd.

Callidus Debt Partners CLO Fund II, Ltd.

Carlyle High Yield Partners II, Ltd.

Carlyle High Yield Partners III, Ltd.

Carlyle High Yield Partners, L.P.

Carlyle Loan Opportunity Fund

CIT Lending Services Corporation

Citigroup Investments Corporate Loan Fund Inc.

Clydesdale CLO 2003 Ltd.

Columbus Loan Funding Ltd.

Costantinus Eaton Vance, CDO V, Ltd

Eaton Vance CDO III, Ltd.

Eaton Vance CDO VI Ltd.

Eaton Vance Floating-Rate Income Trust

Eaton Vance Institutional Senior Loan Fund

Eaton Vance Limited Duration Income Fund

Eaton Vance Senior Floating-Rate Trust

Eaton Vance Senior Income Trust

Eaton Vance VT Floating-Rate Income Fund

Fidelity Advisor Series II: Fidelity Advisor Floating Rate High Income Fund

Flagship CLO 2001-1

Flagship CLO II

Flagship CLO III

Forest Creek CLO Ltd.

Franklin Floating Rate Master Series

Franklin Floating Rate Trust

General Electric Capital Corporation

Grayson & Co.

GSC Partners Gemini Fund Limited

Gulf Stream-Compass CLO 2003-1 Ltd.

Gulf Stream-Compass CLO 2004-1 Ltd.

Harbour Town Funding LLC

Highland Floating Rate Advantage Fund

Highland Floating Rate Limited Liability Company

Investors Bank & Trust Company as Sub-Custodian Agents of Cypresstree International Loan Holding Company Limited

Katonah III, Ltd.

Katonah V, Ltd.

Landmark III CDO Ltd.

Loan Funding IV LLC

Long Grove CLO Ltd.

Magnetite IV CLO, Limited

Magnetite V CLO, Limited

Merrill Lynch Capital

Monument Capital Ltd.

New Alliance Global CDO, Limited

Monument Park CDO Ltd.

Muirfield Trading LLC

Navigator CDO 2003, Ltd.

NYLIM Flatiron CLO 2003-1 Ltd.

MainStay Floating Rate Fund

Oakhill Credit Partners I, Limited

Oakhill Credit Partners II, Limited

Oxford Strategic Income Fund

PPM Shadow Creek Funding LLC

PPM Spyglass Funding Trust

Rosemont CLO Ltd.

Sankaty Advisors, LLC as Collateral Manager for Avery Point CLO, Ltd.

Sankaty Advisors, LLC as Collateral Manager for Castle Hill II- INGOTS, Ltd.

Sankaty Advisors, LLC as Collateral Manager for Race Point CLO, Limited

Sankaty Advisors, LLC as Collateral Manager for Race Point II CLO, Limted

Sankaty High Yield Partners III, L.P.

Senior Debt Portfolio

Sequils-Cumberland I, Ltd.

Sequils-Glace Bay, Ltd.

Sierra CLO I

SRF 2000, Inc.

State Street Bank and Trust Company as Trustee for General Motors Welfare Benefit Trust

State Street Bank and Trust Company as Trustee for GMAM Group Pension Trust I

Tolli & Co.

TRS Callisto LLC

TRS Eclipse LLC

Union Square CDO Ltd.

Veritas CLO I, Ltd.

Winged Food Funding Trust